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                                                                    EXHIBIT 5.01
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                                 July 27, 1998

At Home Corporation
425 Broadway
Redwood City, CA 94063

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission (the "Commission") on July 27, 1998 in connection with the registration under the Securities Act of 1933, as amended, of up to an aggregate of 2,875,000 shares of your Series A Common Stock (the "Stock"), all of which will be sold by you.

     In rendering this opinion, we have examined the following:

     (1) your registration statement on Form 8-A (File Number 000-22697), as declared effective by the Commission on July 11, 1997;

     (2) the Registration Statement, together with the Exhibits filed as a part thereof;

     (3)  the Prospectus prepared in connection with the Registration Statement;

     (4) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in your minute books that are in our possession;

     (5) your stock records in our possession that you have provided to us (consisting of a list of stockholders as of July 24, 1998 and a list of option and warrant holders respecting your capital stock that were prepared by you and dated July 24, 1998); and

     (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-3.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.
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July 27, 1998
Page 2

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not
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aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the States of California and (without reference to case law or secondary sources) the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the up to 2,875,000 shares of Stock to be issued and sold by you, when issued and sold in accordance in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                              Very truly yours,


                              FENWICK & WEST LLP


                              By: /s/ Laird H. Simons III
                                 ---------------------------
                                     Laird H. Simons III